UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	Unregistered Sales of Equity Securities.

On December 20, 2021, MasTec, Inc., a Florida corporation (the “Company”), agreed to acquire Henkels & McCoy Group, Inc., a Pennsylvania corporation (“HMG”), pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”) among the Company, Genesis Acquisition Sub, Inc., a Pennsylvania corporation, Genesis Acquisition Sub 2, Inc., a Pennsylvania corporation, HMG, T. Roderick Henkels and Paul Henkels, Jr. (for certain purposes of the Acquisition Agreement) and T. Roderick Henkels (solely in his capacity as the shareholder representative for certain purposes of the Acquisition Agreement). Upon consummation of the merger transactions contemplated by the Acquisition Agreement (the “Acquisition”), HMG will become a wholly-owned subsidiary of the Company. HMG, together with its subsidiaries, is a utility services firm that provides critical infrastructure design, construction, and maintenance services to the power, communications, gas distribution, and pipeline services end-markets.

As partial consideration for the Acquisition, the Company plans to issue shares (the “Consideration Shares”) of its common stock, par value $0.10 per share, to certain holders (the “Recipient Holders”) of HMG’s common stock. Based on current estimates of the purchase price, the Company anticipates that it will issue approximately 2,000,000 Consideration Shares, having a value of approximately $180,000,000 based on the average of the daily volume weighted average prices of a share of Company’s common stock on the New York Stock Exchange for the five trading days ended December 17, 2021, and representing approximately 2.6% of the outstanding shares of the Company’s common stock after giving effect to the issuance thereof. The precise amount of Consideration Shares will be subject to adjustment as a result of customary purchase price adjustments at the time of consummation of the Acquisition. It is currently contemplated that the Acquisition will be completed at or prior to the end of 2021 and is subject to customary closing conditions, including, termination of antitrust review.

The sale and issuance of the Consideration Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Each Recipient Holder has or will be required to represent that such Recipient Holder is an “accredited investor,” as that term is defined in Rule 501(a) of the Securities Act, and is acquiring the Consideration Shares solely for such Recipient Holder’s own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Consideration Shares will be issued subject to a restrictive legend advising that the Consideration Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: December 21, 2021	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary

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